EXHIBIT 5.3

TROUTMAN SANDERS LLP

A T T O R N E Y S A T L A W
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August 11, 2006

Cardwell Agency, Inc.

c/o Affinion Group, Inc.

100 Connecticut Avenue

Norwalk, Connecticut 06850

Re:	Affinion Group, Inc.
Registration Statement on Form S-4 (No. 333-133895)

Ladies and Gentlemen:

We have acted as special Virginia counsel to Cardwell Agency, Inc. (“Cardwell”), a Virginia corporation, in connection with the public offerings of $304,000,000 aggregate principal amount of Affinion Group, Inc.’s (the “Company”) 10 1/8% Senior Notes due 2013 (the “10 1/8% Exchange Notes”) and $355,500,000 aggregate principal amount of the Company’s 11 1/2% Senior Subordinated Notes due 2015 (the “11 1/2% Exchange Notes,” and collectively with the 10 1/8% Exchange Notes, the “Exchange Notes”), each of which are to be guaranteed pursuant to guarantees thereof by certain subsidiaries of the Company that are parties to the Indentures (as defined below), including Cardwell (the guarantees of the Exchange Notes by Cardwell being collectively, the “Guarantees”) (Cardwell and the other guarantors being collectively, the “Guarantors,” and together with the Company, the “Obligors”).

The 10 1/8% Exchange Notes are to be issued and guaranteed under an Indenture dated as of October 17, 2005, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “10 1/8% Indenture”). The 11 1/2% Exchange Notes are to be issued and guaranteed under an Indenture dated as of April 26, 2006, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “11 1/2% Indenture,” and collectively with the 10 1/8% Indenture, the “Indentures”).

The 10 1/8% Exchange Notes will be issued pursuant to an exchange offer (the “10 1/8% Exchange Offer”) by the Company, in exchange for a like principal amount of the Company’s issued and outstanding 10 1/8% Senior Notes due 2013 (the “Original 10 1/8% Notes”), as contemplated by the Registration Rights Agreement dated as of October 17, 2005 (the “2005 10 1/8% Registration Rights Agreement”) among the Obligors and Credit Suisse First Boston, LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC and BNP Paribas Securities Corp., as the initial purchasers of $270,000,000 aggregate principal amount of the Original 10 1/8% Notes and the Registration Rights Agreement dated as of May 3, 2006 (the “2006 10 1/8% Registration Rights Agreement”) among the Obligors and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as the representatives of the Initial Purchasers of $34,000,000 aggregate principal amount of the Original 10 1/8% Notes.

The 11 1/2% Exchange Notes will be issued pursuant to an exchange offer (the “11 1/2% Exchange Offer”) by the Company, in exchange for a like principal amount of the Company’s issued and

ATLANTA    •    HONG KONG    •    LONDON    •    NEW YORK         NORFOLK    •    RALEIGH

RICHMOND    •    TYSONS CORNER    •    VIRGINIA BEACH    •    WASHINGTON, D.C.

Cardwell Agency, Inc.

c/o Affinion Group, Inc.

August 11, 2006

outstanding 11 1/2% Senior Subordinated Notes due 2015 (the “Original 11 1/2% Notes”), as contemplated by the Registration Rights Agreement dated as of April 26, 2006 (the “11 1/2% Registration Rights Agreement”) among the Obligors and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as the representatives of the Initial Purchasers of $355,500,000 aggregate principal amount of the Original 11 1/2% Notes. The 10 1/8% Exchange Offer and the 11 1/2% Exchange Offer are collectively referred to herein as the “Exchange Offers;” the Original 10 1/8% Notes and the Original 11 1/2% Notes are collectively referred to herein as the “Original Notes;” and the 2005 10 1/8% Registration Rights Agreement, the 2006 10 1/8% Registration Rights Agreement and the 11 1/2% Registration Rights Agreement are collectively referred to herein as the “Registration Rights Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the registration statement on Form S-4 of the Obligors, filed with the Securities and Exchange Commission (the “SEC”) No. 333-133895, as amended (the “Registration Statement”);

(ii) the 2005 10 1/8% Registration Rights Agreement;

(iii) the 2006 10 1/8% Registration Rights Agreement;

(iv) the 10 1/8% Indenture;

(v) the 11 1/2% Registration Rights Agreement;

(vi) the 11 1/2% Indenture;

(vii) the articles of incorporation of Cardwell, as amended to date;

(viii) the by-laws of Cardwell, as amended to date;

(ix) certain resolutions adopted by the board of directors of Cardwell relating to the Exchange Offers, the Indentures, the issuances of the Guarantees and related matters;

(x) the Certificate of Good Standing of Cardwell issued by the Virginia State Corporation Commission on August 4, 2006; and

(xi) the forms of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Cardwell and such agreements, certificates of public officials, certificates of officers or other representatives of Cardwell, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than Cardwell, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by

Cardwell Agency, Inc.

c/o Affinion Group, Inc.

August 11, 2006

such parties, other than Cardwell, of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Cardwell and others.

We are members of the Virginia Bar, and we express no opinion other than the laws of the Commonwealth of Virginia.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Cardwell is a corporation organized, existing and in good standing under the laws of the Commonwealth of Virginia, and has the corporate power and authority to execute and deliver the Indentures and to consummate the transactions contemplated thereby.

2. The execution, delivery and performance of each of the Indentures have been duly authorized by Cardwell, and the Indentures have been duly executed and delivered by Cardwell.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ TROUTMAN SANDERS LLP